Exhibit 10.5

OPTION AGREEMENT, DATED MARCH 31, 2005, BY

AND BETWEEN AEGEAN BUNKERING SERVICES

INC. AND FUJIAN SOUTHEAST SHIPYARD, AS

AMENDED

OPTION AGREEMENT

This OPTION AGREEMENT (“Agreement”) is made on the 31st day of March 2005 by and between:

Aegean Bunkering Services Inc. a corporation organized and existing under the Laws of Greece, having its registered office at 42, Hadjikyriakou Avenue, Piraeus 185 38-Greece or its nominee, (hereinafter called the “BUYER”); and

Fujian Southeast Shipyard, a corporation organized and existing under the Laws of the People’s Republic of China, having its registered office at 7# Jianshe Road, Economic Technical Development Zone of Fuzhou, Fujian Province, China, and

Fujian Shipbuilding Industry Group Corporation, a corporation organized and existing under the Laws of the People’s Republic of China, having its registered office at 27 Qunzhong Road, Fuzhou, Fujian Province, China (hereinafter collectively called the “SELLER”).

In consideration of ten Shipbuilding Contracts, each dated 6th of Feb 2005, each as respectively amended by virtue of Addendum No.1 dated 31st March 2005 and entered into between the BUYER and the SELLER for ten (10) firm Oil Product Tankers of 3800DWT, (having Hull Numbers DN-3500-1, DN-3500-2, DN-3500-3, DN-3500-4, DN-3500-5, DN-3500-6, DN-3500-7, DN-3500-8, DN-3500-9, DN-3500-10) and the payment of USD 1 by the BUYER to the SELLER and other good valuable consideration, the parties hereto agree five optional vessels as follows:

1.              Specification

The vessels will be built by the Seller based on the contract specification and any amendments thereto in respect of the 3800dwt Product Oil Tankers as agreed by virtue of the Shipbuilding Contracts as amended.

2.              Price

United States Dollars Six Millions Nine Hundred Fifty Thousand only (USD 6,950,000) for each vessel.

Quantity

Five (5) Vessels

Option Date

The BUYER shall exercise its right and declare the option to purchase the optional vessels by sending a fax to the SELLER (to the fax number referred to in Article 17 of each Contract) on or before the launching of the first of the ten firm product oil tankers of 3800dwt (being DN-3500-1). The SELLER and the BUYER undertake to sign a New Buildings Contract for each optional vessel (substantially on the same terms as each Contract) within thirty (30) days from the date on which notice of the exercise of the option is given to the SELLER.

5.              Terms of payment

The Contract Price for each optional vessel shall he paid in the following way:

5% upon effectiveness of the contract

5% with 6 months after effectiveness of the contract

15% upon steel-cutting

15% upon keel-laying

15% upon launching

45% upon delivery

6.              Refund Guarantee

The Seller shall provide the Buyer with a separate Letter of Guarantee for each of the 1st, 2nd, 3rd and the 4th installments payable under each Shipbuilding Contract issued by the Seller’s bank (being a bank acceptable to the BUYER in its discretion) securing the Seller’s obligation for refunding to the Buyer all installments received by the Seller through the Seller’s bank, if and when any such installments shall become refundable to the Buyer in accordance with the terms of the Shipbuilding Contract.

7.              Time of Delivery

1# vessel will be delivered July 31, 2008

2# and 3# vessel will be delivered November 30, 2008

4# and 5# vessel will be delivered April 30, 2009

8.              Place of Delivery

Fujian Southeast shipyard, Fujian, China.

Contract Terms and Conditions

Form and substance of the Shipbuilding Contract of the Options shall be the same as those agreed for the Firm Vessel with logical amendments.

10.          Governing Law

This Agreement shall be governed by, and construed in accordance with English Law. Any dispute under this Agreement shall be referred to arbitration in London and the provisions of Article 13 of each Contract shall apply (mutatis mutandis) to this Agreement.

11.          The Option Agreement dated 6th February 2005 and entered into between the parties hereto is hereby cancelled and replaced by this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be duly executed on the day and year first above written.

[SEAL]
For and on behalf of		For and on behalf of
Aegean Bunkering Services Inc.		Fujan Southeast Shipyard

/s/ [ILLEGIBLE]		/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]	Name:	[ILLEGIBLE]
Title:	President/Director	Title	Director

For and on behalf of
Fujian Shipbuilding Industry
Group Corporation

/s/ LIN FEN FEI
		Name:	LIN FEN FEI

		Title:	Deputy General Manager

Addendum No.1

to OPTION AGREEMENT

With reference to the OPTION AGREEMENT dated 31st March 2005 by and between

Aegean Bunkering Services Inc. a corporation organized and existing under the Laws of Greece, having its registered office at 42, Hadjikyriakou Avenue, Piraeus 18538, Greece or its nominee, (hereinafter called the “BUYER”): and

Fujian Southeast Shipyard, a corporation organized and existing under the Laws of the People’s Republic of China, having its registered office at 7# Jianse Road, Economic Technical Development Zone of Fuzhou, Fujian Province the People’s Republic of China, and

Fujian Shipbuilding Industry Group Corporation, a corporation organized and existing under the Laws of the People’s Republic of China, having its registered office at 27 Qunzhong Road Fuzhou Fujian, the People’s Republic of China on the other part (hereinafter collectively called the “SELLER”).

In consideration of ten Shipbuilding Contracts each dated 6th of Febraury 2005 each as respectively amended by virtue of the Addenda No.1 dated 31st March 2005 and the Addenda No.2 dated 27th of April 2005, and the Addenda No.3 dated 27th of May 2005 and entered between the SELLER and the respective ten (10) buying Companies which were nominated by the BUYER for ten (10) 3,800 DWT Product Tankers (having the SELLER's Hull Nos. DN-3500-1, DN-3500-2, DN-3500-3, DN-3500-4, DN-3500-5, DN-3500-6, DN-3500-7, DN-3500-8, DN-3500-9, and DN-3500-10) and the payment of USD 1 by the BUYER to the SELLER and other good and valuable consideration, the receipt and adequacy whereof is hereby acknowedged by the SELLER hereto agree the following

The delivery time of each of the five (5) Optional Vessels will be one month later than the date stipulated in the OPTION AGREEMENT Expressly the deliveries of the Optional Vessels will be as follows

•              1st Optional Vessel will be delivered August 31st 2008

•              2nd and 3rd Optional Vessels will be delivered December 31st 2008

•              4th and 5th Optional Vessels will be delivered May 31st 2005

All other terms and conditions of the above-mentioned OPTION AGREEMENT shall remain full in force and unaltered.

If there is any discrepancy between the OPTION AGREEMENT and this Addendum, this Addendum will prevail.

IN WITNESS WHEREOF, the BUYER and the SELLER have caused this Addendum No 1 to be duly executed in this 27th day of May 2005.

[SEAL]	[SEAL]

For and on behalf of	For and on behalf of

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Aegean Bunkering Services Inc.	Fujian Southeast Shipyard

For and on behalf of

/s/ [ILLEGIBLE]
Fujian Shipbuilding Industry Group Corporation